                                                                  Exhibit 4(x)


                           REGENT COMMUNICATIONS, INC.

                       SECOND AMENDMENT AND LIMITED WAIVER
                               TO CREDIT AGREEMENT


     This SECOND AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of June 10, 1998 and entered into by and among Regent Communications, Inc., a Delaware corporation ("COMPANY"), the financial institutions listed on the signature pages hereof ("LENDERS"), General Electric Capital Corporation, as documentation agent ("DOCUMENTATION AGENT") and Bank of Montreal, Chicago Branch, as agent for Lenders ("AGENT"), and, for purposes of
Section 5 hereof, the Credit Support Parties (as defined in Section 5 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of November 14, 1997, as amended by that certain First Amendment to Credit Agreement dated as of February 16, 1998 (as so amended, the "CREDIT AGREEMENT"), by and among Company, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.



                                    RECITALS


     WHEREAS, Company and Lenders desire to waive compliance with the provisions of subsection 4.3H of the Credit Agreement and to amend the Credit Agreement to make certain amendments as set forth below;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

     A. AMENDMENTS TO SECTION 1: DEFINITIONS

     (i) Subsection 1.1 is hereby amended by restating the definition of "Adjusted Consolidated Operating Cash Flow" in its entirety as follows:

     ""ADJUSTED CONSOLIDATED OPERATING CASH FLOW" means Consolidated Operating Cash Flow; provided that (A) for any relevant period through September 30, 1998, to the extent that the operating cash flow on a trailing 12 month basis relating to the Flagstaff and Kingman Stations (on a combined basis in accordance with GAAP) included in the calculation of Consolidated Operating Cash Flow for any such period is negative, such negative combined operating cash flow for such period shall be deemed to be zero for purposes of calculating Adjusted Consolidated Operating Cash Flow hereunder (provided, however, that no more than $300,000 in the aggregate of negative combined operating cash flow for all such Stations may be excluded in any such period) and (B) for any relevant period during the first consecutive twelve months following the pre-Closing Date programming format change for Station KIXA(FM), licensed to Lucerne Valley, California, implemented on March 15, 1998, and Station KNRO(AM), licensed to Redding, California, implemented on December 1, 1997, to the extent the operating cash flow on a trailing 12- month basis for any such Station (on a stand-alone basis) included in Consolidated Operating Cash Flow for any such period is negative, such negative combined operating cash flow for such period shall be deemed to be zero for purposes of calculating Adjusted

     Consolidated Operating Cash Flow hereunder (provided, however that the aggregate amount of negative operating cash flow that may be so excluded pursuant to the immediately preceding proviso shall not exceed $140,000 for KIXA(FM) and $92,000 for KNRO(AM))."

     (ii) Subsection 1.1 is hereby further amended by adding the following proviso to the end of the definition of "Consolidated Operating Cash Flow":

     "; provided that for any period in which any Credit Party has acquired, or disposed of, a Station, Consolidated Operating Cash Flow shall be calculated on a pro forma basis as if such acquisition or disposition had occurred on the first date of such period and shall be adjusted to give effect to any cost savings arising from the consolidation or automation of operations or elimination of redundancies resulting from such transaction, all of the foregoing pro forma calculations and adjustments to be satisfactory to Agent in the case of aggregate adjustments not exceeding $100,000 and satisfactory to Requisite Lenders in the case of aggregate adjustments in excess of such amount; provided further that the foregoing adjustments resulting from Permitted Acquisitions occurring on the Closing Date shall not exceed $1,475,000."

SECTION 2. WAIVER

     Lenders hereby waive compliance with the provisions of subsection 4.3H of the Credit Agreement requiring that the Acquisition FCC Consent with respect to radio stations KNNN(FM), KRDG(FM), KRRX(FM) and KNRO(AM) (collectively, the "ALTA STATIONS") shall have become a Final Order on or before the Permitted Acquisition Closing Date with respect to the Alta Stations; provided that if the FCC takes action to prevent such Acquisition FCC Consent from becoming a Final Order, or if such Acquisition FCC Consent shall not be a Final Order, for any reason, as of July 10, 1998, then, in either event, an Event of Default shall be deemed to have occurred.


SECTION 3. LIMITATION OF AMENDMENT AND WAIVER

     Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the amendment and waiver set forth above shall be limited precisely as written and relate solely to the matters expressly set forth in Sections 1 and 2 hereof, in the manner and to the extent described above, and nothing in this Amendment shall be deemed to:

          (a) constitute a waiver of compliance by Company with respect to any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

          (b) prejudice any right or remedy that Agent or any Lender may now have (except to the extent such right or remedy was based upon noncompliance or defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

     Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.


SECTION 4. COMPANY'S REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Amendment, Company hereby represents and warrants that after giving effect to this Amendment:

          (a) there exists no Event of Default or Potential Event of Default under the Credit Agreement;

          (b) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; and

          (c) Company has performed all agreements to be performed on its part as set forth in the Credit Agreement.

SECTION 5. ACKNOWLEDGEMENT AND CONSENT

     Each of the Company, the Subsidiaries, and Terry S. Jacobs (each individually a "Credit Support Party" and collectively, the "CREDIT SUPPORT PARTIES") hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. The Pledge and Security Agreement, the Collateral Account Agreement, the Subsidiary Guaranty and the Jacobs Guaranty are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS". Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Guarantied Obligations" and "Secured Obligations", as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Guarantied Obligations" and "Secured Obligations", as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Credit Agreement and the Notes.


SECTION 6. MISCELLANEOUS

     A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          (i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

          (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

     B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

     C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Company, Lenders and each of the Credit Support Parties and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof (the "SECOND AMENDMENT EFFECTIVE DATE").



[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                           REGENT COMMUNICATIONS, INC.


                                           By:
                                              -------------------------
                                               Name:
                                               Title:

                                  REGENT BROADCASTING OF SAN DIEGO,INC.,
                                  REGENT BROADCASTING OF DAYTON, INC.,
                                  REGENT BROADCASTING OF CHICO, INC.,
                                  REGENT BROADCASTING OF FLAGSTAFF, INC.,
                                  REGENT BROADCASTING OF KINGMAN, INC.,
                                  REGENT BROADCASTING OF LAKE TAHOE, INC.,
                                  REGENT BROADCASTING OF PALMDALE, INC.,
                                  REGENT BROADCASTING OF REDDING, INC.,
                                  REGENT BROADCASTING OF VICTORVILLE, INC.,,
                                  REGENT ACQUISITION CORP., REGENT MERGER CORP., each a Delaware corporation (for purposes of Section 5 only) as a Credit Support Party

                                  By:
                                     -----------------------------------------
                                     Name:
                                     Title:
                                     of each of the forgoing


                                  REGENT LICENSEE OF SAN DIEGO, INC.,
                                  REGENT LICENSEE OF DAYTON, INC.,
                                  each a Delaware corporation
                                  (for purposes of Section 5 only) as a
                                  Credit Support Party

                                   By:
                                     -----------------------------------------
                                     Name:
                                     Title:
                                     of each of the foregoing

                                  TERRY S. JACOBS, an individual
                                  (for purposes of Section 5 only) as a
                                  Credit Support Party


                                  -----------------------------------
                                  Terry S. Jacobs

                                  BANK OF MONTREAL, CHICAGO BRANCH,
                                  individually and as Agent


                                  By:
                                     -----------------------------------------
                                     Name:
Title:

                                  GENERAL ELECTRIC CAPITAL CORPORATION,
                                  individually and as Documentation Agent


                                  By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                  BANK ONE, INDIANAPOLIS, NA,


                                  By:
                                     -----------------------------------------
                                     Name:
                                     Title: